Exhibit (14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 2 to the Registration Statement on Form N-14 of our report dated March 23, 2012 relating to the financial statements and financial highlights which appear in the January 31, 2012 Annual Report to Shareholders of Value Line Core Bond Fund (then named Value Line Aggressive Income Trust), which are also incorporated by reference into the Registration Statement, and our report dated October 25, 2012 relating to the financial statements and financial highlights which appear in the August 31, 2012 Annual Report to Shareholders of Value Line U.S. Government Securities Fund, Inc., as amended January 22, 2013 (collectively the “Funds”), which is also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings “Financial Highlights” in such Registration Statement and under the headings “Financial Highlights” in the Prospectuses and “Investment Advisory and Other Services” and “Financial Statements” in the Statement of Additional Information dated December 10, 2012 and January 2, 2013, as applicable, for each of the Funds, which are also incorporated by reference into the Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
January 25, 2012